Exhibit 10.1

ESCROW AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of this 28th day of February, 2011 by and between Auscrete Corporation (the “Company”) and U.S. Bank National Association (the “Escrow Agent”), a national banking association.

RECITALS

A.           The Company is conducting a public offering of shares of its common stock (the “Shares”) at a price of $.30 per Share, under applicable State and Federal laws and regulations (the “Offering”).

B.           The Company wishes to assure those who subscribe for Shares (the “Subscriber”) that the Subscribers’ monies will be released to the Company only if and when not less than $750,000 (the “Threshold Amount”) in subscriptions for at least 2,500,000 Shares are accepted by the Company from the sale of Shares and that all of the conditions outlined in paragraph 1(g) below are met and upon the direction of the Company.

C.           The Company desires to provide for the safekeeping of the proceeds of the Offering until such time as subscriptions for Shares totaling the Threshold Amount (or such greater amount as the Company may direct in writing) have been received and upon the direction of the Company, or until such time as Escrow Agent is required to pay and return such proceeds to the Subscribers upon the terms hereinafter provided.

AGREEMENT

1.               Deposit and Disbursement.

a.           Escrow Agent hereby agrees to receive and disburse the proceeds from the offering of the Shares and interest, if any, earned thereon in accordance with the terms of this Agreement.

b.           The Offering proceeds shall be held for the sole benefit of the Subscribers of the Shares subject to the terms of this Agreement

c.           The Company or its authorized placement agents, on behalf of the Subscribers, shall from time to time cause to be wired or deposited in the form of checks, drafts or money orders, with Escrow Agent all proceeds received from sales of Shares to be placed in a non interest bearing escrow account at Escrow Agent designated as the Auscrete Corporation of Wyoming Escrow Account (the “Escrow Account”) until the Threshold Amount (or such greater amount as the Company may direct in writing) has been deposited in said account.  All proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances are to be promptly deposited in the Escrow Account within five (5) business days after receipt by Escrow Agent. Provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the Company. Deposited funds will be held as a deposit in the Escrow Account, which is with the US Bank, an FDIC insured entity.  While held in the Escrow Account, the Deposited Securities may not be traded or transferred.

d.           As deposits are made in the Escrow Account, Company shall cause to be delivered to Escrow Agent with each such deposit a stock certificate representing the Shares subscribed to in connection with the deposit along with a list showing the name, address, and tax identification number of each Subscriber together with a copy of a fully completed subscription agreement for each Subscriber.  Escrow Agent shall keep a current list of the persons who have subscribed for the Shares and deposited money, showing name, date, address and amount of each subscription.  All funds so deposited shall remain the property of the Subscribers, subject to the provisions hereof.  Escrow Agent shall promptly forward to the Company any subscription agreements which it may receive directly from Subscribers.

e.           If the Company rejects any subscriptions for which Escrow Agent has already collected funds, Escrow Agent shall promptly issue a refund check to the rejected Subscriber in the amount of the original deposit collected from such Subscriber.  If the Company rejects any subscription for which Escrow Agent has not yet collected funds but has submitted the Subscriber’s check for collection, Escrow Agent shall promptly remit the Subscriber’s check directly to the Subscriber.

f.           In the event that the Threshold Amount is not deposited with Escrow Agent on or before 18 months from the opening of the Company’s IPO, and the acquisition described in Section 1(g) below has not taken place within 18 months of the registration statement’s effectiveness, the funds held in the escrow must be returned to investors. Escrow Agent shall promptly return the funds within five days of the end of the 18-month period, which have been deposited in the Escrow Account, to the Subscribers, in the amount and to the addresses as shown on its records.

g           The Threshold Amount (or such greater amount as the Company may direct in writing), less any unpaid fees and expenses, shall be released to the Company upon the occurrence of the following events: (i) achievement of the Threshold Amount (or such greater amount as the Company may direct in writing); (ii) consummation of a written agreement between the Company and Auscrete Corporation, a corporation organized under the laws of Oregon (“Auscrete of Oregon”) for the acquisition of certain assets of Auscrete of Oregon for the purchase price of 2,500,000 shares of the company (the “Sale of Assets Agreement”); (iii) Filing of a post-effective amendment confirming the acquisition that represents at least 80% of the maximum offering proceeds; (iv) presentment by the Company of reaffirmation agreements by a number of investors reaffirming their desire to remain investors of the Company subsequent to receiving an updated Prospectus identifying the Acquisition Agreement. The investors will have been given no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment subscribing to an aggregate amount of Shares totaling at least the Threshold Amount.; and (v) written confirmation from the Company that funds may be released from escrow, Escrow Agent shall release the escrow funds.  Upon release of the escrow funds, Escrow Agent shall release to each Subscriber of the Shares, their respective stock certificates representing their Shares. ).

2.           Responsibilities and Obligations of Escrow Agent.

a.           Escrow Agent assumes no responsibilities, obligations, or liabilities except those expressly provided for in this Agreement as follows:

(1)           Escrow Agent shall have no responsibility, obligation or liability to any person with respect to any action taken, suffered or omitted to be taken by it in good faith under this Agreement and shall in no event be liable hereunder except for its gross negligence or willful misconduct.  Without any limitation of the foregoing, Escrow Agent shall have no responsibility to determine the Company’s compliance with any of its obligations to Broker-Dealer or the Subscribers, the Threshold Amount or acceptance by the Company of any or all of the subscription documents.

(2)            Notwithstanding anything herein to the contrary, no reference in this Agreement to any other agreement shall be construed or deemed to enlarge the responsibilities, obligations, or liabilities of Escrow Agent set forth in this Agreement, and Escrow Agent is not charged with knowledge of any other agreement.

b.             Escrow Agent shall be protected in relying upon the truth of any statement contained in any requisition, notice, request, certificate, approval, consent or other proper paper, and in acting on any such document, which on its face and without inquiry as to any other facts, appears to be genuine and to be signed by the proper party or parties, and is entitled to believe all signatures are genuine and that any person signing any such paper who claims to be duly authorized is in fact so authorized.

c.             Escrow Agent shall be entitled to act on any instruction given in accordance with the terms herein, in writing and signed by an authorized signatory of the Company and shall be fully protected in doing so.

d.             Escrow Agent shall be entitled to act in accordance with any court order or other final determination by any governmental authority with jurisdiction of any matter arising hereunder.

e.             Escrow Agent shall have no responsibility for, and makes no representation as to the value, validity or genuineness of any article, asset or document deposited with Escrow Agent in the Escrow Account under this Agreement, provided that it will give notice to the Company of any check for money not credited and the reason stated therefore and of any discrepancy with respect to the value, validity or genuineness of any article, asset or document so deposited if and when it has actual knowledge thereof.

f.              Escrow Agent shall have no responsibility to make payments out of the Escrow Account for any amount in excess of the amount of collected funds deposited in the Escrow Account, together with any interest earnings thereon, at the time any payment is to be made.

g.             If any controversy arises between the parties hereto or with any third person relating to the Escrow Account, Escrow Agent shall not be required to resolve the same or to take any action to do so but may at its discretion, institute such interpleader or other proceedings as it deems proper.  In the event that the Escrow Agent shall be reasonably uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its reasonable opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow.

h.             Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any of its rights hereunder either directly or by or through its agents or attorneys.  Nothing in this Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction.  Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon the validity, binding effect, execution or sufficiency of the Agreement or of any agreement amendatory of supplemental hereto or of any other agreement.

3.           Investment of Escrow Funds.

The Escrow Agent is hereby directed to deposit and hold fund uninvested.

4.           Compensation of Escrow Agent.

Escrow Agent shall be paid for services hereunder and shall be reimbursed for its out of pocket expenses for fees of counsel in setting up the escrow, all in accordance with the fee schedule attached hereto as Exhibit B.  Payment of all fees shall be the responsibility of the Company and may, to the extent of unpaid fees and expenses, be deducted from any property placed within the escrow with Escrow Agent.  In the event that Escrow Agent is made a party to litigation with respect to the property held hereunder, or brings an action in interpleader or in the event that the conditions of this escrow are not promptly fulfilled, or Escrow Agent is required to render any service not provided for in this Agreement and fee schedule, or there is any assignment of the interest of this escrow or any modification hereof, Escrow Agent shall be entitled to reasonable compensation for such extraordinary services and reimbursement for all fees, costs, liability and expenses, including reasonable attorneys’ fees.  Escrow Agent may amend its fee schedule from time to time on thirty (30) days prior written notice to the Company.

5.           Indemnification of Escrow Agent.

The Company hereby indemnifies and holds harmless Escrow Agent against any and all claims, losses, and damages it may suffer in connection with its carrying out the terms of this Agreement, including, without limitation, Escrow Agent’s unpaid fees and reimbursable expenses, but excluding any loss Escrow Agent may sustain as a result of its gross negligence or willful misconduct.  Escrow Agent shall have a lien or right of setoff on all funds, monies or other assets held hereunder to pay all of its fees and reimbursable expenses permitted under this Agreement.  The obligations of the Company under this Section 5 shall survive termination for any reason of this Agreement or resignation or removal of Escrow Agent.

6.           Termination and Resignation.

a.           This Agreement shall terminate when (i) Escrow Agent or its successor or assign receives written notification of termination from the Company including final disposition instructions signed by the Company, and (ii) there occurs the actual final disposition of the monies held in escrow hereunder as provided in this Agreement.  The rights and obligations of Escrow Agent shall survive the termination of this Agreement.

b.           Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by giving the Company no fewer than twenty (20) days prior written notice thereof.  As soon as practicable after its resignation, Escrow Agent shall turn over to a successor escrow agent appointed by the Company all monies held hereunder upon presentation of the document from the Company appointing a successor escrow agent and its acceptance of appointment.  If no successor is appointed, Escrow Agent may designate its successor by written notice to the Company so long as any such successor is a bank or trust company.  Upon the designation of a successor escrow agent and the delivery to a resigning escrow agent of the document appointing such successor escrow agent and its acceptance of appointment, the resigning escrow agent shall be released from any and all liabilities arising thereafter except as provided in Sections 2(a)(1) and 5 of this Agreement.  If no successor escrow agent is appointed by the Company within the twenty (20) day period following such notice of resignation, Escrow Agent reserves the right to forward the matter and all monies and other property held by Escrow Agent pursuant to this Agreement to a court of competent jurisdiction at the expense of the Company.

c.           The Company may discharge Escrow Agent and appoint a successor escrow agent hereunder at any time by giving Escrow Agent no fewer than twenty (20) days prior written notice thereof.  As soon as practicable after its discharge, Escrow Agent shall turn over to the successor escrow agent appointed by the Company all monies held hereunder upon presentation of the document from the Company appointing such successor escrow agent and its acceptance of appointment.  Upon the designation of a successor escrow agent, the delivery of the document appointing a successor escrow agent, and the delivery of all monies held hereunder to such successor escrow agent pursuant to the immediately preceding sentence, the discharged escrow agent shall be released from any and all liabilities arising thereafter except as provided in Sections 2(a)(1) and 5 of this Agreement.

7.           Notices.

All notices provided for herein shall be in writing, shall be delivered by hand or by registered or certified mail shall be deemed given when actually received, and shall be addressed to the parties hereto at their respective addresses, which may be changed by any party from time to time by written notice to all other parties hereto as follows:

a.	If to the Company:

Auscrete Corporation
PO Box 847
Rufus, OR 97050
Attn. John Sprovieri
(541) 739-8200
(541) 739-8234(fax)

b.	If to the Escrow Agent:	with a copy to:

	U.S. Bank Corporate Trust Svcs.	U.S. Bank Corporate Trust Services
	60 Livingston Avenue	555 SW Oak Street, 6th Floor
	EP-MN-WS3T	Portland, OR 97204
	St. Paul, MN 55107-2292	Attn: Cheryl Nelson
	Attn: Leye Fadahunsi	(503) 275-5713
	(651) 495-3726	(503) 275-5738 (fax)
(651) 495-8087 (fax)

8.           Disclosure.

The Company represents and agrees that it has not made nor will it in the future make any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase, value, or repayment of the Securities offered for sale by the Company.  The Company further agrees that it will insert in any prospectus, offering circular, advertisement, subscription agreement or other document made available to prospective purchasers of the Securities the following statement in bold face type:  “U.S. Bank National Association is acting only as an escrow agent in connection with the offering of Securities described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Securities”, and will furnish to the Escrow Agent a copy of each such prospectus, offering circular, advertisement, subscription agreement or other document at least 5 business days prior to its distribution to prospective purchasers of the Securities.

9.           Brokerage Confirmation.

The parties acknowledge that to the extent regulations of the Comptroller of Currency or other applicable regulatory entity grant a right to receive brokerage confirmations of security transactions of the escrow, the parties waive receipt of such confirmations to the extent permitted by law.  Escrow Agent shall furnish a statement of security transactions on its regular monthly reports to the Company.

10.           Parties Bound.

This Agreement shall extend to and be binding upon the respective successors, representatives, and assigns of the Company and Escrow Agent.

11.           Entire Agreement.

This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and cannot be modified, amended, supplemented, or changed, nor can any provisions hereof be waived, except by written instrument executed by the parties hereto.

12.           Assignment.

Neither party may assign its rights or obligations under this Agreement without the written consent of the other party hereto.

13.           Applicable Law.

The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon.

14.           Severability.

If at any time subsequent to the date hereof, any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect, and shall be limited or expanded in scope so as to carry out the intent of the parties as expressed herein to the greatest extent possible.  The illegality or unenforceability of any such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

15.           Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AUSCRETE CORPORATION (Wyoming), Company

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

Exhibit B

Schedule of Fees for Services as
Escrow Agent

For

Billed Annually

01010
Acceptance Fee (excluding charge for legal counsel and/or legal opinion)
The acceptance fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing.  This is a one-time fee, payable at closing.

U.S. Bank Corporate Trust Services reserves the right to refer any or all escrow documents for legal review before execution.  Legal fees (billed on an hourly basis) and expenses for this service will be billed to, and paid by, the customer.  If appropriate and upon request by the customer, U.S. Bank Corporate Trust Services will provide advance estimates of these legal fees.
$500.00

04460	Escrow Agent Annual administration fee for performance of the routine duties of the escrow agent associated with the management of the account. Administration fees are payable in advance.	$2,500.00

Direct Out of Pocket Expenses
Reimbursement of expenses associated with the performance of our duties, including but not limited to publications, legal counsel after the initial close, travel expenses and filing fees.	At Cost

Extraordinary Services

Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule.  A reasonable charge will be assessed based on the nature of the service and the responsibility involved.  At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification.  Fees are subject to change at our discretion and upon written notice.  Fees paid in advance will not be prorated.  The fees set forth above and any subsequent modifications thereof are part of your agreement.  Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice.  In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to you directly.  Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account.  Payment of fees constitutes acceptance of the terms and conditions set forth.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.
For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Dated:  11/24/2010